UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2010
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices)            (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 7, 2010, the Board of Directors of Xata Corporation elected Karen T. Beckwith as a member of the Board of Directors, effective April 7, 2010, filling a newly created Board seat. Ms. Beckwith will receive compensation according to our current Director’s compensation plan. It has not yet been determined as to which of the Board’s committees Ms. Beckwith will be named.
Ms. Beckwith is currently the co-owner of Beckwith Crowe, LLC, a financial advisory firm focused on technology firms. She also serves on the Board of Directors and Audit Committee of Associated Banc-Corp. Previously, Ms. Beckwith was President and Chief Executive Officer of Gelco Information Network, Inc., a Software-as-a-Service firm serving large multi-national companies, and has held various executive management positions with a number of public and private companies, including Ceridian Corporation and Deluxe Corporation.
Ms. Beckwith’s initial term of service on the Board will extend until the Company’s next Annual Shareholder’s meeting. There are no related person transactions involving the Company and Ms. Beckwith that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2010	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, Secretary
(executive officer) and Authorized Signatory